Exhibit 99.1

PROXY SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF PROFESSIONAL BUSINESS BANK FOR THE

SPECIAL MEETING ON [*], 2007

The undersigned hereby names [*] and [*], or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me in my place and stead to attend the Special Meeting of Shareholders of Professional Business Bank to be held on {*], 2007 at [*].m., and any adjournments or postponements thereof, and to vote all of my shares that are entitled to vote at the meeting with all the powers that I would possess if personally present.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PROFESSIONAL BUSINESS BANK AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF PROFESSIONAL BUSINESS BANK AN INSTRUMENT REVOKING THIS PROXY, BY RETURNING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON.

1. Approval of Merger. To approve the principal terms of the merger pursuant to which Professional Business Bank will be merged into SoCal Bank, a wholly-owned banking subsidiary of Belvedere SoCal (the “Merger”) and shareholders of Professional Business Bank will receive shares of common stock of Belvedere SoCal, cash or a combination in exchange for their shares of Professional Business Bank common stock, as described in the proxy statement-prospectus dated [*], 2007 and the Agreement to Merge and Plan of Reorganization dated as of February 1, 2007, as amended on April 23, 2007 (the “Merger Agreement”) attached thereto as Appendix A.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. Adjournments. To approve an adjournment or adjournments of the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger and the Merger Agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Other Business. No other business may be conducted at the special meeting.

IMPORTANT — PLEASE SIGN AND DATE BELOW

The Board of Directors recommends a vote of "FOR" on Proposals 1 and 2. The Proxy confers discretionary authority to be voted in accordance with the recommendations of Professional Business Bank’s Board of Directors unless a contrary instruction is indicated, in which case the Proxy shall be voted in accordance with such instruction.

I DO    ☐            I DO NOT    ☐                    expect to attend the Special Meeting.

(Number of Shares)

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

Dated:                                                  , 2007

(Please Print Your Name)	(Signature of Shareholder)

(Please Print Your Name)	(Signature of Shareholder)